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                                                                    EXHIBIT 23.1

                                             [Letterhead of PA Consulting Group]


May 25, 2001

Mirant Mid-Atlantic, LLC
1155 Perimeter Center West
Atlanta, Georgia 30338-4780

RE: Mirant Mid-Atlantic, LLC Registration Statement on Form S-4

Ladies and Gentlemen:

     PA Consulting Services Inc. ("PA Consulting") hereby consents to the inclusion of its Independent Market Expert Report (the "Report") dated April 10, 2001 for the assets of Mirant Mid-Atlantic, LLC (the "Company") in the Company's Registration Statement on Form S-4 (the "Registration Statement") dated May 24, 2001 relating to the Company's offer to exchange an aggregate principal amount of up to $1,224 million of Pass Through Certificates, Series A, Series B and Series C, issued under Pass Through Trust Agreements A, B and C, dated as of December 19, 2001, which have been registered under the Securities Act of 1933, as amended, for an equal principal amount of the outstanding Pass Through Certificates, Series A, Series B and Series C issued under such agreements. The Report is included as Appendix B to the Registration Statement. In addition, PA Consulting consents to the inclusion of the summary of the Report contained in the Registration Statement.

     PA Consulting also hereby consents to all references to it in the Registration Statement.

     PA Consulting's consent with regard to the foregoing matters is also granted with respect to such matters as they apply in any amendment to the Registration Statement, including any post-effective amendments thereto.

                                       PA Consulting Services Inc.

                                       By: /s/ Todd W. Filsinger
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                                       Name: Todd W. Filsinger
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                                       Title: Managing Consultant
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